Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
2014 FIRST QUARTER EARNINGS

TUPELO, MISSISSIPPI (April 22, 2014) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced its financial results for the first quarter of 2014. Net income for the first quarter of 2014 was $13,597,000, or basic and diluted earnings per share (“EPS”) of $0.43, as compared to $7,571,000, or basic and diluted EPS of $0.30, for the first quarter of 2013. The Company’s balance sheet and results of operations as of and for the three months ending March 31, 2014 include the impact of the Company’s acquisition of First M&F Corporation (“First M&F”), which was completed on September 1, 2013. Periods presented prior to September 1, 2013, do not reflect any impact from the First M&F acquisition.

For the first quarter of 2014, the Company’s return on average assets and return on average equity were 0.93% and 8.19%, respectively, as compared to 0.73% and 6.12%, respectively, for the first quarter of 2013. The Company’s 2014 first quarter return on average tangible assets and return on average tangible equity were 1.05% and 16.05%, respectively, as compared to 0.79% and 10.19%, respectively, for the first quarter of 2013.

“Our first quarter results represent a strong beginning to 2014 as net income and EPS increased 80% and 43%, respectively, as compared to the same quarter last year,” said Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “With the operations of First M&F fully integrated, we believe we have made a strong start toward achieving our key performance goals and increasing profitability throughout 2014.”

Total assets as of March 31, 2014, were approximately $5.90 billion, as compared to $4.27 billion as of March 31, 2013, and $5.7 billion on a linked quarter basis. The increase in assets at March 31, 2014, as compared to the same period in 2013 is due primarily to the First M&F acquisition. The increase in assets on a linked quarter basis is due to a seasonal influx of deposits, primarily in public fund deposits. Due to the short-term nature of these deposit influxes, the funds from these deposits remained in liquid assets (low-yielding interest bearing cash or short-term investments). The excess cash and short term investments negatively impacted net interest margin by 15 basis points, leverage ratio by 16 basis points, tangible capital ratio by 12 basis points and return on average assets by 3 basis points.

Total deposits, including deposits acquired in the First M&F acquisition, were $5.0 billion at March 31, 2014, as compared to $3.56 billion at March 31, 2013, and $4.84 billion at December 31, 2013. The Company’s noninterest-bearing deposits averaged approximately $949 million, or 18.9% of average deposits, for the first quarter of 2014, as compared to $550 million, or 15.7% of average deposits, for the first quarter of 2013. The Company’s cost of funds was 48 basis points for the first quarter of 2014, as compared to 62 basis points for the same quarter in 2013.

Total loans, including loans acquired in either the First M&F merger or in FDIC-assisted transactions (collectively referred to as “acquired loans”), were approximately $3.87 billion at March 31, 2014, as compared to $2.81 billion at March 31, 2013. Excluding acquired loans, loans grew 13.6% to $2.95 billion at March 31, 2014, as compared to $2.59 billion at
March 31, 2013.

At March 31, 2014, the Company’s Tier 1 leverage capital ratio was 8.56%, its Tier 1 risk-based capital ratio was 11.55% and its total risk-based capital ratio was 12.72%. In all capital ratio categories, the Company’s regulatory capital ratios continued to be in excess of the regulatory minimums required to be classified as “well-capitalized.” The Company’s tangible common equity ratio was 6.68% as of March 31, 2014.

Net interest income was $50.0 million for the first quarter of 2014, as compared to $33.4 million for the first quarter of 2013, and $50.7 million for the fourth quarter of 2013. Net interest margin was 4.04% for the first quarter of 2014, as compared to 3.89% for the first quarter of 2013, and 4.16% for the fourth quarter of 2013. The primary factor causing the Company’s linked quarter decline in net interest margin was the negative impact of the seasonal influx of public fund deposits and the resulting short-term liquidity described above.

Noninterest income was $18.6 million for the first quarter of 2014, as compared to $17.4 million for the first quarter of 2013, and $18.3 million for the fourth quarter of 2013. The Company’s increase in noninterest income year-over-year is primarily attributable to the First M&F merger, notably a 31.44% increase in service charges and a 116.38% increase in insurance commissions and fees.

Noninterest expense was $47.6 million for the first quarter of 2014, as compared to $37.6 million for the first quarter of 2013, and $51.1 million for the fourth quarter of 2013. The Company recorded merger expenses associated with the First M&F acquisition of $195,000 and $1.9 million during the first quarter of 2014 and fourth quarter of 2013, respectively. The Company did not record any merger expenses during the first quarter of 2013. The Company’s increase in noninterest expense as compared to the same period in 2013 was primarily due to the expenses of the acquired First M&F operations.

At March 31, 2014, total nonperforming loans (loans 90 days or more past due and nonaccrual loans) were $74.1 million and total other real estate owned (“OREO”) was $47.7 million. The Company’s nonperforming loans and OREO that were acquired either through the First M&F merger or in connection with FDIC-assisted transactions (collectively referred to as “acquired nonperforming assets”) were $54.4 million and $22.6 million, respectively at March 31, 2014.

Since the acquired nonperforming assets were recorded at fair value at the time of acquisition or subject to loss-share agreements with the FDIC, which significantly mitigates our actual loss, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios excludes these acquired nonperforming assets.

The Company’s nonperforming loans were $19.7 million as of March 31, 2014, as compared to $28.0 million as of March 31, 2013. Nonperforming loans as a percentage of total loans were 0.67% as of March 31, 2014, as compared to 1.08% as of March 31, 2013.

Annualized net charge-offs as a percentage of average loans were 0.11% for the first quarter of 2014, as compared to 0.13% for the first quarter of 2013. The Company recorded a provision for loan losses of $1.5 million for the first quarter of 2014, as compared to $3.1 million for the first quarter of 2013.

The allowance for loan losses totaled $48.0 million at March 31, 2014, as compared to $46.5 million as of March 31, 2013, and $47.7 million as of December 31, 2013. The allowance for loan losses as a percentage of loans was 1.63% as of March 31, 2014, as compared to 1.79% as of March 31, 2013.

The Company’s coverage ratio, or its allowance for loan losses as a percentage of nonperforming loans, was 244.06% as of March 31, 2014, as compared to 166.19% as of March 31, 2013. Loans 30 to 89 days past due as a percentage of total loans declined to 0.25% at March 31, 2014, as compared to 0.32% at March 31, 2013.

OREO was $25.1 million as of March 31, 2014, as compared to $39.8 million as of March 31, 2013. In addition, during the first quarter of 2014, the Company experienced a significant reduction in costs associated with OREO as OREO expense decreased approximately 16.98% as compared to the first quarter of 2013.

“Our key performance drivers, specifically loan pipelines, low-costing deposits, credit metrics and operational efficiencies, continue to show positive trends and healthy outlooks,” stated McGraw. “In addition, now that the acquired First M&F operations are fully integrated, we believe we are beginning to experience the full synergies of our combined companies, and we remain well positioned to take advantage of strategic growth opportunities when available.”

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern Time on Wednesday, April 23, 2014.

The webcast can be accessed through Renasant’s investor relations website at www.renasant.com or http://services.choruscall.com/links/rnst140423.html. To access the conference via telephone, dial 1-888-317-6016 in the United States and request the Renasant Corporation First Quarter 2013 Earnings Webcast and Conference Call. International participants should dial 1-412-317-6016 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10044091 or by dialing 1-412-317-0088 internationally and entering the conference number. Telephone replay access is available until 9:00 a.m. Eastern Time on May 8, 2014.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank, a 110-year-old financial services institution, and Renasant Insurance. Renasant has assets of approximately $5.9 billion and operates more than 120 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, which the Company’s management uses when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies.

The specific non-GAAP financial measures used are return on average tangible shareholders’ equity, return on average tangible assets and the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”). The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to other similarly titled measures presented by other companies. Also there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2014 -	For the Three Months Ending
	2014	2013				Q1 2013	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2014	2013	Variance
Statement of earnings
Interest income - taxable equivalent basis	$57,810	$58,644	$46,083	$41,331	$40,371	43.20	$57,810	$40,371	43.20
Interest income	$56,177	$57,076	$44,638	$39,945	$38,945	44.25	$56,177	$38,945	44.25
Interest expense	6,206	6,408	5,890	5,541	5,564	11.54	6,206	5,564	11.54
Net interest income	49,971	50,668	38,748	34,404	33,381	49.70	49,971	33,381	49.70
Provision for loan losses	1,450	2,000	2,300	3,000	3,050	(52.46)	1,450	3,050	(52.46)
Net interest income after provision	48,521	48,668	36,448	31,404	30,331	59.97	48,521	30,331	59.97
Service charges on deposit accounts	5,915	6,165	5,361	4,509	4,500	31.44	5,915	4,500	31.44
Fees and commissions on loans and deposits	4,972	5,300	4,982	4,848	4,831	2.92	4,972	4,831	2.92
Insurance commissions and fees	1,863	1,869	1,295	951	861	116.38	1,863	861	116.38
Wealth management revenue	2,144	2,124	2,091	1,715	1,724	24.36	2,144	1,724	24.36
Securities gains (losses)	—	—	—	—	54	(100.00)	—	54	(100.00)
Gain on sale of mortgage loans	1,586	1,350	2,788	3,870	3,565	(55.51)	1,586	3,565	(55.51)
Gain on acquisition	—	—	—	—	—	—	—	—	—
Other	2,136	1,533	2,418	1,424	1,843	15.90	2,136	1,843	15.90
Total noninterest income	18,616	18,341	18,935	17,317	17,378	7.12	18,616	17,378	7.12
Salaries and employee benefits	28,428	29,911	25,689	21,906	21,274	33.63	28,428	21,274	33.63
Data processing	2,695	2,546	2,236	2,045	2,043	31.91	2,695	2,043	31.91
Occupancy and equipment	4,847	5,105	4,576	3,668	3,608	34.34	4,847	3,608	34.34
Other real estate	1,701	1,607	1,537	1,773	2,049	(16.98)	1,701	2,049	(16.98)
Amortization of intangibles	1,471	1,508	724	314	323	355.42	1,471	323	355.42
Merger-related expenses	195	1,879	3,763	385	—	—	195	—	—
Debt extinguishment penalty	—	—	—	—	—	—	—	—	—
Other	8,308	8,573	8,088	7,643	8,303	0.06	8,308	8,303	0.06
Total noninterest expense	47,645	51,129	46,613	37,734	37,600	26.72	47,645	37,600	26.72
Income before income taxes	19,492	15,880	8,770	10,987	10,109	92.82	19,492	10,109	92.82
Income taxes	5,895	4,620	2,133	2,968	2,538	132.27	5,895	2,538	132.27
Net income	$13,597	$11,260	$6,637	$8,019	$7,571	79.59	$13,597	$7,571	79.59
Basic earnings per share	$0.43	$0.36	$0.24	$0.32	$0.30	43.33	$0.43	$0.30	43.33
Diluted earnings per share	0.43	0.36	0.24	0.32	0.30	43.33	0.43	0.30	43.33
Average basic shares outstanding	31,436,148	31,366,019	27,234,927	25,223,749	25,186,229	24.81	31,436,148	25,186,229	24.81
Average diluted shares outstanding	31,724,474	31,617,681	27,447,382	25,373,868	25,288,785	25.45	31,724,474	25,288,785	25.45
Common shares outstanding	31,480,395	31,387,668	31,358,583	25,231,074	25,208,733	24.88	31,480,395	25,208,733	24.88
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.17	$0.17	—
Performance ratios
Return on average shareholders' equity	8.19%	6.71%	4.75%	6.35%	6.12%		8.19%	6.12%
Return on average tangible shareholders' equity	16.05%	13.55%	8.74%	10.47%	10.19%		16.05%	10.04%
Return on average assets	0.93%	0.78%	0.56%	0.76%	0.73%		0.93%	0.73%
Return on average tangible assets	1.05%	0.90%	0.63%	0.82%	0.79%		1.05%	0.79%
Net interest margin (FTE)	4.04%	4.16%	3.86%	3.88%	3.89%		4.04%	3.89%
Yield on earning assets (FTE)	4.53%	4.67%	4.42%	4.49%	4.51%		4.53%	4.51%
Cost of funding	0.48%	0.51%	0.57%	0.60%	0.62%		0.48%	0.62%
Average earning assets to average assets	87.35%	86.78%	87.43%	87.32%	86.31%		87.35%	86.27%
Average loans to average deposits	77.00%	79.89%	81.69%	80.93%	80.30%		77.00%	80.30%
Noninterest income (less securities gains/
losses) to average assets	1.27%	1.27%	1.59%	1.64%	1.67%		1.27%	1.67%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	3.25%	3.40%	3.59%	3.54%	3.63%		3.25%	3.62%
Net overhead ratio	1.97%	2.14%	2.01%	1.90%	1.95%		1.97%	1.95%
Efficiency ratio (FTE)**	65.48%	67.65%	71.25%	69.74%	71.51%		65.48%	71.42%
**Excludes debt extinguishment penalties and merger-related expenses from noninterest expense and profit (loss) on sales of securities and gains on acquisitions from noninterest income

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2014 -	For the Three Months Ending
	2014	2013				Q1 2013	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2014	2013	Variance
Average Balances
Total assets	$5,927,884	$5,741,794	$4,729,079	$4,231,947	$4,206,411	40.92	$5,927,884	$4,206,411	40.92
Earning assets	5,178,069	4,982,614	4,134,730	3,695,409	3,630,759	42.62	5,178,069	3,630,759	42.62
Securities	1,002,519	924,179	819,351	754,515	698,863	43.45	1,002,519	698,863	43.45
Mortgage loans held for sale	19,925	25,248	37,056	32,318	22,347	(10.84)	19,925	22,347	(10.84)
Loans, net of unearned	3,868,747	3,865,615	3,213,853	2,845,260	2,804,618	37.94	3,868,747	2,804,618	37.94
Intangibles	303,599	304,388	227,606	190,362	190,787	59.13	303,599	190,787	59.13
Noninterest-bearing deposits	$949,317	$888,888	$660,415	$562,104	$549,514	72.76	$949,317	$549,514	72.76
Interest-bearing deposits	4,074,746	3,949,909	3,273,658	2,953,435	2,943,247	38.44	4,074,746	2,943,247	38.44
Total deposits	5,024,063	4,838,797	3,934,073	3,515,539	3,492,761	43.84	5,024,063	3,492,761	43.84
Borrowed funds	170,091	173,583	189,909	164,894	163,981	3.73	170,091	163,981	3.73
Shareholders' equity	673,047	665,513	553,772	506,225	501,634	34.17	673,047	501,634	34.17
Balances at period end
Total assets	$5,902,831	$5,746,270	$5,735,865	$4,242,401	$4,267,658	38.32	$5,902,831	$4,267,658	38.32
Earning assets	5,168,996	4,999,434	4,972,051	3,715,321	3,706,707	39.45	5,168,996	3,706,707	39.45
Securities	1,054,511	925,670	915,869	746,530	740,613	42.38	1,054,511	740,613	42.38
Mortgage loans held for sale	28,433	33,440	28,466	50,268	26,286	8.17	28,433	26,286	8.17
Loans acquired from M&F	746,047	813,451	891,420	—	—	—	746,047	—
Loans not acquired	2,947,836	2,885,802	2,794,116	2,683,017	2,594,438	13.62	2,947,836	2,594,438	13.62
Loans acquired and subject to loss share	173,545	181,765	195,996	201,494	213,872	(18.86)	173,545	213,872	(18.86)
Total loans	3,867,428	3,881,018	3,881,532	2,884,511	2,808,310	37.71	3,867,428	2,808,310	37.71
Intangibles	302,903	304,330	305,065	190,208	190,522	58.99	302,903	190,522	58.99
Noninterest-bearing deposits	$914,964	$856,020	$876,138	$560,965	$567,065	61.35	$914,964	$567,065	61.35
Interest-bearing deposits	4,089,820	3,985,892	3,958,618	2,944,193	2,988,110	36.87	4,089,820	2,988,110	36.87
Total deposits	5,004,784	4,841,912	4,834,756	3,505,158	3,555,175	40.77	5,004,784	3,555,175	40.77
Borrowed funds	168,700	171,875	177,168	195,789	164,063	2.83	168,700	164,063	2.83
Shareholders' equity	676,715	665,652	657,256	500,678	502,375	34.70	676,715	502,375	34.70
Market value per common share	$29.05	$31.46	$27.17	$24.34	$22.38	29.80	$29.05	$22.38	29.80
Book value per common share	21.50	21.21	20.96	19.84	19.93	7.88	21.50	19.93	7.88
Tangible book value per common share	11.87	11.51	11.23	12.31	12.37	(4.04)	11.87	12.37	(4.04)
Shareholders' equity to assets (actual)	11.46%	11.58%	11.46%	11.80%	11.77%	(2.63)	11.46%	11.77%	(2.63)
Tangible capital ratio	6.68%	6.64%	6.49%	7.66%	7.65%	(12.68)	6.68%	7.65%	(12.68)
Leverage ratio	8.56%	8.68%	8.61%	9.83%	9.79%	(12.56)	8.56%	9.79%	(12.56)
Tier 1 risk-based capital ratio	11.55%	11.52%	11.34%	12.87%	12.86%	(10.19)	11.55%	12.86%	(10.19)
Total risk-based capital ratio	12.72%	12.69%	12.47%	14.14%	14.13%	(9.98)	12.72%	14.13%	(9.98)

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q1 2014 -	For the Three Months Ending
	2014	2013					Q1 2013	March 31,
	First	Fourth	Third	Second		First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter		Quarter	Variance	2014	2013	Variance
Loans not acquired
Commercial, financial, agricultural	$347,828	$341,600	$331,142	$307,718		$298,013	16.72	$347,828	$298,013	16.72
Lease Financing	612	52	75	103		162	277.78	612	162	277.78
Real estate- construction	149,450	147,075	127,013	117,339		109,484	36.50	149,450	109,484	36.50
Real estate - 1-4 family mortgages	941,260	928,803	891,422	859,884		834,204	12.83	941,260	834,204	12.83
Real estate - commercial mortgages	1,441,403	1,404,617	1,383,680	1,335,402		1,295,213	11.29	1,441,403	1,295,213	11.29
Installment loans to individuals	67,283	63,655	60,784	62,571		57,362	17.30	67,283	57,362	17.30
Loans, net of unearned	$2,947,836	$2,885,802	$2,794,116	$2,683,017		$2,594,438	13.62	$2,947,836	$2,594,438	13.62
Loans acquired and subject to loss share
Commercial, financial, agricultural	$8,283	$9,546	$10,280	$10,283		$10,157	(18.45)	$8,283	$10,157	(18.45)
Lease Financing	—	—	—	—		—	—	—	—	—
Real estate- construction	1,648	1,648	1,648	1,648		1,648	—	1,648	1,648	—
Real estate - 1-4 family mortgages	52,252	54,466	56,722	60,409		65,489	(20.21)	52,252	65,489	(20.21)
Real estate - commercial mortgages	111,337	116,077	127,315	129,120		136,541	(18.46)	111,337	136,541	(18.46)
Installment loans to individuals	25	28	31	34		37	(32.43)	25	37	(32.43)
Loans, net of unearned	$173,545	$181,765	$195,996	$201,494		$213,872	(18.86)	$173,545	$213,872	(18.86)
Loans acquired from M&F
Commercial, financial, agricultural	$84,004	$117,817	$139,821	$—		$—	—	$84,004	$—	—
Lease Financing	—	—	—	—		—	—	—	—	—
Real estate- construction	4,803	12,713	23,556	—		—	—	4,803	—	—
Real estate - 1-4 family mortgages	217,748	224,965	244,079	—		—	—	217,748	—	—
Real estate - commercial mortgages	415,418	429,878	449,589	—		—	—	415,418	—	—
Installment loans to individuals	24,074	28,078	34,375	—		—	—	24,074	—	—
Loans, net of unearned	$746,047	$813,451	$891,420	$—		$—	—	$746,047	$—	—
Asset quality data
Assets not acquired:
Nonaccrual loans	$18,365	$16,863	$19,995	$20,554		$25,382	(27.65)	$18,365	$25,382	(27.65)
Loans 90 past due or more	1,322	2,287	2,078	1,983		2,601	(49.17)	1,322	2,601	(49.17)
Nonperforming loans	19,687	19,150	22,073	22,537		27,983	(29.65)	19,687	27,983	(29.65)
Other real estate owned	25,117	27,543	27,357	33,247		39,786	(36.87)	25,117	39,786	(36.87)
Nonperforming assets not acquired	$44,804	$46,693	$49,430	$55,784		$67,769	(33.89)	$44,804	$67,769	(33.89)
Assets acquired and subject to loss share:
Nonaccrual loans	$46,078	$49,194	$49,585	$47,281	#	$47,972	(3.95)	$46,078	$47,972	(3.95)
Loans 90 past due or more	32	—	505	126	#	—	—	32	—	—
Nonperforming loans	46,110	49,194	50,090	47,407	#	47,972	(3.88)	46,110	47,972	(3.88)
Other real estate owned	10,218	12,942	16,580	27,835	#	35,095	(70.88)	10,218	35,095	(70.88)
Nonperforming assets acquired and subject to loss share	$56,328	$62,136	$66,670	$75,242	#	$83,067	(32.19)	$56,328	$83,067	(32.19)
Assets acquired from M&F:
Nonaccrual loans	$6,393	$6,275	$224	$—	#	$—	—	$6,393	$—	—
Loans 90 past due or more	1,922	1,899	8,568	—	#	—	—	1,922	—	—
Nonperforming loans	8,315	8,174	8,792	—	#	—	—	8,315	—	—
Other real estate owned	12,406	12,402	13,223	—	#	—	—	12,406	—	—
Nonperforming assets acquired from M&F	$20,721	$20,576	$22,015	$—	#	$—	—	$20,721	$—	—
Net loan charge-offs (recoveries)	$1,067	$584	$3,084	$2,471		$893	19.48	$1,067	$893	19.48
Allowance for loan losses	48,048	47,666	46,250	47,034		46,505	3.32	48,048	46,505	3.32
Annualized net loan charge-offs / average loans	0.11%	0.06%	0.38%	0.35%		0.13%		0.11%	0.13%
Nonperforming loans / total loans*	0.76%	0.74%	0.84%	0.84%		1.08%		0.76%	1.08%
Nonperforming assets / total assets*	1.11%	1.17%	1.25%	1.31%		1.59%		1.11%	1.59%
Allowance for loan losses / total loans*	1.30%	1.29%	1.25%	1.75%		1.79%		1.30%	1.79%
Allowance for loan losses / nonperforming loans*	171.59%	174.45%	149.85%	208.70%		166.19%		171.59%	166.19%
Nonperforming loans / total loans**	0.67%	0.66%	0.79%	0.84%		1.08%		0.67%	1.08%
Nonperforming assets / total assets**	0.76%	0.81%	0.86%	1.31%		1.59%		0.76%	1.59%
Allowance for loan losses / total loans**	1.63%	1.65%	1.66%	1.75%		1.79%		1.63%	1.79%
Allowance for loan losses / nonperforming loans**	244.06%	248.91%	209.53%	208.70%		166.19%		244.06%	166.19%
*Based on assets not subject to loss share (includes assets acquired from M&F)
**Excludes assets acquired from M&F and assets covered under loss share

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

		RECONCILIATION OF GAAP TO NON-GAAP

						For the Three Months Ending
	2014	2013				March 31,
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	2014	2013
Net income (GAAP)	$13,597	$11,260	$6,637	$8,019	$7,571	$13,597	$7,571
Amortization of intangibles, net of tax	1,026	1,069	548	229	242	1,026	242
Tangible net income (non-GAAP)	$14,623	$12,329	$7,185	$8,248	$7,813	$14,623	$7,813

Average shareholders' equity (GAAP)	$673,047	$665,513	$553,772	$506,225	$501,634	$673,047	$501,634
Intangibles	303,599	304,388	227,606	190,362	190,787	303,599	190,787
Average tangible s/h's equity (non-GAAP)	$369,448	$361,125	$326,166	$315,863	$310,847	$369,448	$310,847

Average total assets (GAAP)	$5,927,920	$5,741,794	$4,729,079	$4,231,947	$4,206,411	$5,927,920	$4,206,411
Intangibles	303,599	304,388	227,606	190,362	190,787	303,599	190,787
Average tangible assets (non-GAAP)	$5,624,321	$5,437,406	$4,501,473	$4,041,585	$4,015,624	$5,624,321	$4,015,624

Actual total assets (GAAP)	$5,906,071	$5,746,270	$5,735,865	$4,242,401	$4,267,658	$5,906,071	$4,267,658
Intangibles	302,903	304,330	305,065	190,208	190,522	302,903	190,522
Actual tangible assets (non-GAAP)	$5,603,168	$5,441,940	$5,430,800	$4,052,193	$4,077,136	$5,603,168	$4,077,136

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	8.19%	6.71%	4.75%	6.35%	6.12%	8.19%	6.12%
Effect of adjustment for intangible assets	7.86%	6.83%	3.98%	4.12%	4.07%	7.86%	4.07%
Return on avg tangible s/h's equity (non-GAAP)	16.05%	13.55%	8.74%	10.47%	10.19%	16.05%	10.19%

(2) Return on Average Assets
Return on (average) assets (GAAP)	0.93%	0.78%	0.56%	0.76%	0.73%	0.93%	0.73%
Effect of adjustment for intangible assets	0.12%	0.12%	0.08%	0.06%	0.06%	0.12%	0.06%
Return on average tangible assets (non-GAAP)	1.05%	0.90%	0.63%	0.82%	0.79%	1.05%	0.79%

(3) Shareholder Equity Ratio
Shareholders' equity to (actual) assets (GAAP)	11.46%	11.58%	11.46%	11.80%	11.77%	11.46%	11.77%
Effect of adjustment for intangible assets	4.79%	4.94%	4.97%	4.14%	4.12%	4.79%	4.12%
Tangible capital ratio (non-GAAP)	6.68%	6.64%	6.49%	7.66%	7.65%	6.68%	7.65%